EXHIBIT 10.71


                                 PROMISSORY NOTE


$ 131,069.25                                                  Lakewood, Colorado
                                                   Date:  As of November 4, 1998

FOR VALUE RECEIVED, the undersigned ("Maker(s)") unconditionally promises to pay to the order of Capital Associates, Inc., a Delaware corporation, its successors or assigns ("Holder") the sum of One Hundred Thirty One Thousand Sixty Nine & 25/100 DOLLARS ($ 131,069.25 ), and all subsequent advances made, if any, with interest thereon from the date hereof at the rate of 4.5% per annum, on the entire unpaid balance, compounded semi-annually, until paid in full. Principal and interest shall be due and payable in lawful currency of the United States of America on or before November 3, 2002, at the offices of Capital Associates International, Inc., 7175 West Jefferson Avenue, Lakewood, Colorado 80235, or at such other place as the Holder hereof may designate from time to time in writing.

In the event of a default in any payment due hereunder, the entire unpaid principal balance hereunder may be declared immediately due and payable, at the option of Holder, and the entire principal balance, together with any additional advances made by Holder, shall bear interest at the lesser of 12% per annum or the highest rate then allowed by law from the date of default until paid in full.

All payments received hereunder shall be first applied to the payment of interest due hereunder, then to the payment of any other sums payable hereunder, if any, and finally to the unpaid principal balance then remaining unpaid. The principal balance and any other sums payable hereunder, may be prepaid in whole or in part without premium or penalty.

Makers, endorsers and other persons liable hereunder expressly grant to Holder the right to release or to agree not to sue any other person, or to suspend the right to enforce this Note against any such person or to otherwise discharge such person; and each such Maker, endorser or other person liable hereunder agree that the exercise of such rights by the Holder will have no effect upon the liability of any other person liable hereunder. Makers, endorsers or other persons liable hereunder waive delinquency in collection, demand for payment, presentment for payment, protest, notice of protest, notice of dishonor and all duty or obligation of Holder to effect, protect, perfect, retain or enforce any security for payment of this Note or to proceed against any collateral before otherwise enforcing this Note. This Note shall be the joint and several obligation of Makers, endorsers or other persons liable hereunder and shall be binding upon them, their personal representatives, heirs, successors and assigns. Furthermore, Makers, endorsers or other persons liable hereunder expressly agree that this Note and any payment hereunder may be extended, by Holder, from time to time without in any way affecting the liability of the Makers, endorsers or other persons liable hereunder.

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Time is of the  essence  hereof.  Makers,  endorsers  or  other  persons  liable hereunder, jointly, severally and unconditionally guarantee prompt satisfaction when due, whether by acceleration or otherwise, of the entire outstanding principal balance and all accrued and unpaid interest and amounts of any additional advancements, if any, and further agree to immediately pay to Holder upon demand, all losses, costs, expenses (including attorneys' fees) incurred by Holder in the collection and enforcement of this Note in the event of default or otherwise.

Each Maker executing this Note represents and warrants that this Note is binding upon the undersigned Maker(s) in accordance with its terms, except to the extent that enforcement of remedies may be limited by applicable bankruptcy, insolvency, and other laws affecting the enforcement of creditors' rights generally. Each undersigned Maker represents and warrants that the indebtedness evidenced by this Note was incurred for business and commercial purposes, and not for personal, family, household or agricultural purposes.

Payment and performance of all obligations under this Note are secured by the pledge by Maker(s) of 86,250 shares of Capital Associates, Inc. common stock, par value $.008 per share, under and pursuant to that Security Agreement and Stock Pledge Agreement of even date herewith. It is agreed that all obligations under this Note shall immediately become due and payable to Holder upon the sale of such stock.

The terms and provisions of this Note shall be governed by the laws of the State of Colorado.

Executed and delivered this 18 day of November, 1998.


                                           MAKER(S):

                                           /s/James D. Edwards
                                           -------------------------------------
                                           James D. Edwards

                  Address:                 5415 Sunshine Canyon Road















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